Filing 333-148225

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-148225 of Allstate Life of New York Variable Life Separate Account A ("the Account") on Form N-6 of our report dated March 8, 2013, (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph relating to a change in accounting for costs associated with acquiring or renewing insurance contracts as required by accounting guidance adopted retrospectively) relating to the financial statements and the related financial statement schedules of Allstate Life Insurance Company of New York, and to the use of our report dated April 1, 2013 relating to the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 15, 2013